UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 13, 2016, Ecosphere Technologies, Inc. (the “Company”) and Brisben Water Solutions, LLC (the “Lender”) entered into a loan arrangement pursuant to which the Lender loaned the Company $250,000 in exchange for a 10% secured convertible promissory note convertible into shares of common stock of the Company at $0.115 per share.  The loan matures December 15, 2017. As further consideration for the loan, the Company also issued the Lender 4,347,826 five-year warrants to purchase shares of the Company’s common stock, exercisable at $0.045 per share, on terms otherwise identical to warrants previously issued to the Lender.

The obligations under the note are secured by an Amended and Restated Security Agreement between the parties, the terms of which have been previously disclosed. The Company did not provide additional collateral in connection with issuance of the Note.  Simultaneously with issuance of the note, the Company and the Lender amended their previously disclosed 5% royalty agreement pursuant to which the Lender will now receive 7% of certain revenues from one of the Company’s proposed agriculture centers.

The note and warrants described above were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506(b) thereunder.

Item 3.02

Unregistered Sales of Equity Securities.

The information contained under Item 2.03 is incorporated under this Item 3.02.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

Exhibit

      10.1

Amended and Restated Convertible Promissory Note, dated as of September 12, 2016

      10.2

Form of Amended Royalty Agreement, dated as of September 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer
Date: September 16, 2016